CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement of iGoHealthy.com, Inc. on Form S-8 of our report dated April 30, 2001, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the financial statements of iGoHealthy.com, Inc. as of December 31, 2000 and for the year then ended, which report appears in its Form 10-KSB for the year ended December 31, 2000.



SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
July 12, 2001